Exhibit 23.8

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-132951 on Form S-8 of our report dated March 29, 2012 appearing in this Annual Report on Form 10-K of Dover Saddlery, Inc. and subsidiaries for the year ended December 31, 2011.

/s/ McGladrey & Pullen, LLP.

Boston, Massachusetts

March 29, 2012